CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 28, 2025, relating to the financial statements and financial highlights of iMGP Alternative Strategies Fund and iMGP High Income Fund, each a series of Litman Gregory Funds Trust, which are included in Form N-CSR for the year ended December 31, 2024, and to the references to our firm under the headings “Financial Highlights” and “Financial Statement Experts” in the Combined Information Statement/Prospectus.

COHEN & COMPANY, LTD.

Cleveland, Ohio

March 27, 2025